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                                                                   EXHIBIT 10.18

                                   SUBLEASE

1.   PARTIES

     This Sublease, dated April 15, 1998, is made by and between Western Diversified Life Insurance Company ("Sublessor"), and Web Street Financial Group, Inc. ("Sublessee").

2.   MASTER LEASE

     Sublessor is the Lessee under that certain written Lease dated November 6, 1987 and its First Amendment wherein Matas Corp as agent for the beneficiary of American National Bank and Trust Corp ("Lessor") leased to sublessor the real property located in the City of Deerfield, County of Lake, State of Illinois, described as the rentable area of the 4/th/ floor in office building no. 2 of the Corporate 500 Center at 510 Lake Cook Road. This Lease and Amendment are herein collectively referred to in this Sublease as the "Master Lease" and are attached to this sublease as Exhibit "A".

3.   PREMISES

     Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease 17,652 square feet under the Master Lease as is mapped out and identified as Exhibit "B."

3.   WARRANTY BY SUBLESSOR

     Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified, that Sublessor is not now, and as of the commencement of the Term of this Sublease will not be in default or breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease.

5.   TERM

     The Term of this Sublease shall commence on June 1, 1998, except for the MIS operations area which shall be available for possession for Sublease by May 1, 1998, ("Commencement Date"), and end on March 31, 2003 ("Termination Date"), unless otherwise sooner terminated in accordance with the provisions of this Sublease. In the event the Term commences on a date other than the Commencement Date, Sublessor and Sublessee shall execute a memorandum setting forth the actual date of commencement of the Term. Possession of the Premises ("Possession") shall be delivered to Sublessee on the commencement of the Term. If for any reason Sublessor does not deliver Possession to Sublessee on the Commencement of the Term, Sublessor shall not be subject to any liability for such failure, the Termination date shall not be extended by the delay, and the validity of this Sublease shall not be impaired. *However, payment of rent will not commence until the fourth month after Possession. Notwithstanding the foregoing, if Sublessor has not delivered Possession to Sublessee within thirty (30) days after the Commencement Date, then at any time thereafter and before delivery of Possession, Sublessee may give written notice to Sublessor of Sublessee's intention to cancel this Sublease. This notice shall set forth an effective date for such cancellation which shall be at least ten (10) days after delivery of said

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     notice to Sublessor. If Sublessor delivers Possession to Sublessee on or before such effective date, this Sublease shall remain in full force and effect. If Sublessor fails to deliver Possession to Sublessee on or before such effective date, this Sublease shall be cancelled, in which case any consideration previously paid by Sublessee to Sublessor on account of this Sublease shall be returned to Sublessee, this Sublease shall thereafter be of no further force or effect, and Sublessor shall have no further liability to Sublessee on account of such delay or cancellation. If Sublessor permits Sublessee to take Possession prior to the commencement of the Term, such early Possession shall not advance the Termination Date and shall be subject to the provisions of this Sublease, including without limitation the payment of rent.

6.   RENT

     Commencing on October 1, 1998, Sublessee shall pay to Sublessor as rent, without deduction, setoff, notice, or demand, at Sublessor's address or at such other place as Sublessor shall designate from time to time by notice in writing to Sublessee, $38,221.00 in advance on the first day of each month of the Term. For each subsequent year starting June 1, 1999, the Rent shall increase at a rate of 3% per annum from its current level. Sublessee will pay its own costs electricity which will be separately metered. Sublessee will have for no further rental obligations under the Master Lease including, but not limited to, pass through obligations under the Master Lease for taxes and operating expenses, provided, however, if Sublessee makes any payments to Lessor to cure any defaults identified in a notice of default under the Master Lease, such payments shall be set-off against Sublessee's obligations under this Sublease.

7.   USE OF PREMISES

     The Premises shall be used and occupied for general office purposes only, and for no other use or purpose.

8.   ASSIGNMENT AND SUBLETTING

     Sublessee shall not assign this Sublease or further sublet all or any part of the Premises without the prior written consent of Sublessor (and the consent of Lessor) which consent will not be unreasonably withheld.

9.   OTHER PROVISIONS OF SUBLEASE

     All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the Lessor and Sublessee the Lessee under the Master Lease, and the Premises the Master Premises. In addition,

     a. Seven (7) underground parking spaces for Sublessee will be provided at a cost of $90.00 for each space per month. The rate will adjust if Lessor makes changes under the Master Lease. These spaces cannot be surrendered except by mutual agreement between the parties.

     b. Sublessor will provide Sublessee the following: (i) Twenty (20) cubicles with associated desks and storage units. (ii) Two (2) executive wood furniture sets including wood desk, credenza and associated cabinet, (iii) Executive office furniture located in the large executive office with the private restroom.
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     c.  If Sublessor attempts to sublease any of its remaining space, it shall give fifteen (15) days advance written notice of its intentions to Sublessee and who will have the right of first refusal to assume Sublessor's remaining obligations under the Master Lease. Sublessee will have fifteen (15) days from the receipt of the Notice to exercise its right of first refusal. After these time frames have elapsed, the right of first refusal will expire.

     d. The employees and invitees of Sublessor shall, without additional consideration, have elevator access to the corridor and reception area under the Sublease.

     Sublessee assumes and agrees to perform the Lessee's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to Lessor under the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with
     Section 6 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. If the Master Lease terminates, this Sublease shall terminate and the parties shall relieved of any further liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the nondefaulting party for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the even of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach under this Sublease. The parties agree to indemnify and hold the other harmless for all costs, losses, damages and the like resulting from such party's breach of any of the terms of the Master Lease.


11.  ATTORNEYS' FEES

     If Sublessor, Sublessee, or Broker shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

12.  AGENCY DISCLOSURE

     Sublessor and Sublessee each warrant that they have dealt with no other real estate broker in connection with this transaction except: CB COMMERCIAL REAL ESTATE GROUP, INC., who represents Sublessor and Sublessee. Sublessor and Sublessee hereby confirm that they were timely advised of the dual representation and that they consent to the same, and that they do not expect this broker to disclose to either of them the confidential information of the other party.

13.  COMMISSION

     Upon execution of this Sublease, and consent thereto by Lessor (if such consent is required under the terms for the Master Lease), Sublessor shall pay Broker a real estate brokerage commissions in accordance with Sublessor's contract with Broker. Sublessee shall have no obligation to Broker.


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13. NOTICES

    All notices and demands which may or are to be required or permitted to be given by either party on the other under this Sublease shall be in writing. All notices and demands by the Sublessor to Sublessee shall be sent by United States mail, postage prepaid, addressed to the Sublessee at the Premises, and to the address herein below, or to such other place as Sublessee may from time to time designate in a notice to the Sublessor. All notices and demands by the Sublessee to Sublessor shall be sent by United States Mail, postage prepaid, addressed to the Sublessor at the address set forth herein, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee.

To Sublessor: Western Diversified Life Insurance Company
              510 Lake Cook Rd.
              Deerfield, Illinois 60015

To Sublessee: Web Street Financial Group, Inc.
              510 Lake Cook Rd.
              Deerfield, Illinois 60015

15. CONSENT BY LESSOR

    THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO BY LESSOR WITHIN 10 DAYS AFTER EXECUTION OF THIS SUBLEASE.

16. COMPLIANCE

    The parties agree to comply with all applicable federal, state and local law, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment in Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and the Americans With Disabilities Act.



Sublessor: /s/ Brent Griggs              Sublessee: /s/ Joseph Fox
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By:     Brent Griggs                     By:     Joseph Fox
    --------------------------------         --------------------------------

Title:  Executive Vice President         Title:  President
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By:  _______________________________     By:  _______________________________

Title: _____________________________     Title: _____________________________

Date: ______________________________     Date: ______________________________